UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒    Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Geovic Mining Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:

2)	Form, Schedule or Registration No.

3)	Filing party:

4)	Date filed:

Geovic Mining Corp.	+

IMPORTANT ANNUAL STOCKHOLDERS’ MEETING
INFORMATION — YOUR VOTE COUNTS!

Important Notice Regarding the Availability of Proxy Materials for the

Geovic Mining Corp. Annual Meeting of Stockholders to be Held on June 11, 2010

Under new Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important!

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2009 are available at:

www.envisionreports.com/gvcm

Easy Online Access — A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares.
Step	1:	Go to www.envisionreports.com/gvcm to view the materials.
Step	2:	Click on Cast Your Vote or Request Materials.
Step	3:	Follow the instructions on the screen to log in.
Step	4:	Make your selection as instructed on each screen to select delivery preferences and vote.
When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.

Obtaining a Copy of the Proxy Materials – If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before June 1, 2010 to facilitate timely delivery.

Stockholder Meeting Notice

Geovic Mining Corp.’s Annual Meeting of Stockholders will be held on June 11, 2010 in the St. Helen’s A Room at the Sheraton Portland Airport Hotel, 8235 Northeast Airport Way, Portland, Oregon 97220, at 10:00 a.m.

Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.

The Board of Directors recommends that you vote FOR the following proposals:

1.	To elect the following persons as directors of the Corporation to serve until the 2011 annual meeting of stockholders: 01 - William A. Buckovic, 02 - Michael A. Goldberg, 03 - Robert J. MacDonald, 04 - Michael T. Mason, 05 - Wade D. Nesmith, 06 - John T. Perry, 07 - Gregg J. Sedun, and 08 - John E. Sherborne

2.	To adopt the 2010 Stock Award Plan.

3.	To ratify the appointment of Ernst & Young LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you.

GENERAL DIRECTIONS TO THE HOTEL

8235 NE Airport Way, Portland, OR 97220

IF COMING FROM THE NORTH:	IF COMING FROM THE EAST:

Take I-205 South to the Portland Airport Exit. This is the first exit off of the I-205 bridge. Turn right at the bottom of the off-ramp at the stoplight. Follow Airport Way west. Take the Frontage Road, Hotels, Cargo Exit. Make a quick left onto Frontage Road. Follow Frontage westbound and the Sheraton will be on the right hand side.	Take I-84 West to I-205 North. Follow I-205 North to the Portland International Airport Exit #24A. This exit will take you to Airport Way heading westbound. Take the Frontage Road, Hotels, Cargo Exit. Make a quick left onto Frontage Road. Follow Frontage Road west and the Sheraton will be on the right side.

IF COMING FROM THE SOUTH:	IF COMING FROM THE WEST:

Take I-205 North to the Portland International Airport Exit #24A. The exit ramp merges onto Airport Way, heading westbound. Take the Frontage Road, Hotels, Cargo Exit. Take a quick left onto Frontage Road. Follow Frontage Road west and the Sheraton will be on the right side.	Take I-84 East to I-205 North. Follow I-205 North to the Portland International Airport Exit #24A. This exit will take you to Airport Way heading westbound. Take the Frontage Road, Hotels, Cargo Exit. Make a quick left onto Frontage Road. Follow Frontage Road west and the Sheraton will be on the right side.

Here’s how to order a copy of the proxy materials and select a future delivery preference:
Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below.
Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below.
If you request an email copy of current materials you will receive an email with a link to the materials.

PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials.

→ Internet – Go to www.envisionreports.com/gvcm. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a paper or email copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials.

→ Telephone – Call us free of charge at 1-866-641-4276 using a touch-tone phone and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings.

→

Email – Send email to investorvote@computershare.com with “Proxy Materials Geovic Mining Corp.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings.

To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by June 1, 2010.

016SWC